Exhibit 99.1

News Release

For Immediate Release

VILLAGE BANK AND TRUST FINANCIAL CORP.

REPORTS RESULTS OF OPERATIONS FOR THE FIRST QUARTER 2019

Midlothian, Virginia, April 30, 2019. Village Bank and Trust Financial Corp. (the “Company”) (Nasdaq symbol: VBFC), parent company of Village Bank (the “Bank”), today reported unaudited results for the first quarter of 2019. Net income for the first quarter of 2019 was $809,000, or $0.56 per fully diluted share, compared to net income for the first quarter of 2018 of $412,000, or $0.21 per fully diluted share.

Financial Highlights

Highlights for the first quarter of 2019 are as follows:

•	Consolidated return on average tangible common equity (“ROTCE”)(1) was 8.69% for Q1 2019 compared to 3.52% for Q1 2018. Consolidated return on average assets was 0.64% for the quarter compared to 0.35% for Q1 2018.
•	The Commercial Banking Segment generated a ROTCE(1) of 9.64% for Q1 2019 compared to 5.53% for Q1 2018.
•	Consolidated pre-tax earnings increased $501,000 or 103.51% from Q1 2018.
•	Commercial Banking Segment pre-tax earnings increased by $394,000 or 56.21% from Q1 2018.
•	The Mortgage Banking Segment generated a pre-tax loss of $110,000 for Q1 2019 compared to a pre-tax loss of $217,000 for Q1 2018.
•	Several non-core items described in the Operating Results section below impacted earnings for the Company and the Commercial Banking Segment during the periods presented. For comparison purposes, the table below includes the impact of non-core items for the prior four quarters.

(1)Non-GAAP financial measure. See GAAP to Non-GAAP financial measure reconciliation at the end of this release.

Operating Results

The following table presents quarterly results for the indicated periods (in thousands):

GAAP Operating Results by Segment

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Pre-tax earnings (loss) by segment
Commercial banking	$1,095	$1,050	$1,195	$700	$701
Mortgage banking	(110)	(6)	213	94	(217)
Income before income tax expense (benefit)	985	1,044	1,408	794	484
Commercial banking	198	189	233	133	118
Mortgage banking	(22)	(1)	47	20	(46)
Net income	$809	$856	$1,128	$641	$412

Core Operating Results by Segment(1)

	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Commercial banking GAAP pre-tax earnings	$1,095	$1,050	$1,195	$700	$701
Non-core (income) expense items
OREO expenses	1	5	21	(5)	(69)
Branch write-down	-	56	-	-	-
(Gain)/loss on sale of securities	(101)	89	-	-	-
Other non-core expense(2)	43	119	35	8	-
Commercial banking operating income	1,038	1,319	1,251	703	632
Mortgage banking operating income (loss)	(110)	(6)	213	94	(217)
Operating income before income tax expense	928	1,313	1,464	797	415
Income tax expense (3)	164	244	292	154	58
Operating net income	$764	$1,069	$1,172	$643	$357

(1) Non-GAAP financial measure. See GAAP to Non-GAAP financial measure reconciliation at the end of this release.

(2) Other non-core expense is composed of the write-off of premiums associated with USDA loans, $8,000 during Q2 2018, $35,000 during Q3 2018, and $96,000 during Q4 2018, and additional audit and tax fees of $23,000 during Q4 2018 and $43,000 during Q1 2019 associated with the transition of our external auditors during 2018.

(3) Income tax expense was adjusted for the non-core items at the corporate tax rate of 21%.

The Commercial Banking Segment posted GAAP pre-tax earnings of $1,095,000 for Q1 2019 compared to $701,000 for Q1 2018. The following are variances of note:

•	Net interest margin expanded by 10 basis points to 3.83% during Q1 2019. As a result, net interest income grew 11.34% from Q1 2018 because of volume growth and margin expansion.
•	The Commercial Banking Segment recognized a $101,000 gain on the sale of $6.5 million in investments securities during Q1 2019 and used $4.0 million of the proceeds to purchase new securities during the quarter.
•	The Commercial Banking Segment incurred noninterest expenses of $4.1 million for Q1 2019, compared to $3.8 million for Q1 2018.

The Commercial Banking Segment posted core operating pre-tax income of $1,038,000 for Q1 2019 compared to $632,000 for Q1 2018. Core operating pre-tax income was adjusted for items that are considered non-core and unrelated to the Commercial Banking Segment’s normal operations. The Company believes the exclusion of these items provides a clearer view of the economic results of the segment’s operations.

Loan Portfolio Mix and Asset Quality

The following table provides the composition of our loan portfolio at the dates indicated (in thousands):

Loans Outstanding

Loan Type	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
C&I + Owner occupied commercial real estate	$142,167	$134,792	$137,774	$139,633	$131,322
Nonowner occupied commercial real estate	111,578	108,816	102,649	92,132	86,894
Acquisition, development and construction	36,383	41,608	41,081	36,654	33,284
Total commericial loans	290,128	285,216	281,504	268,419	251,500
Consumer/Residential	88,300	87,641	91,714	90,643	90,358
Student	37,396	39,315	40,502	42,133	43,896
Other	1,986	2,258	1,835	2,155	1,973
Total loans	$417,810	$414,430	$415,555	$403,350	$387,727

Commercial loans continued to grow at a strong pace increasing 1.72% during the first quarter of 2019 (annualized pace of 7.06%) and were up 15.36% from Q1 2018. Acquisition, development and construction loans decreased $5.2 million during Q1 2019 because two large residential projects successfully sold down their inventories. Consumer/Residential loans grew less than 1% during the quarter and are slightly lower than Q1 2018. Student loans continued to amortize as expected.

Credit metrics continue to compare favorably to our peers as follows:

Credit Metrics

	Village					Peer Group
Metric	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2018(2)
Allowance for Loan and Lease Losses/Nonperforming Loans	143.25%	135.03%	150.59%	166.47%	159.12%	169.58%
Net Charge-offs to Average Loans	0.02%	0.08%	0.07%	0.14%	(0.11)%	0.25%
Nonperforming Loans/Loans (excluding Guaranteed Loans)	0.58%	0.54%	0.50%	0.56%	0.64%	0.90%
Nonperforming Assets/Bank Total Assets (1)	0.51%	0.54%	0.51%	0.53%	0.64%	0.90%

(1) Nonperforming assets excluding performing troubled debt restructurings.

(2) Source - SNL data for VA Banks <$1 Billion in assets as of December 31, 2018.

Deposits

The following table provides the composition of our deposits at the dates indicated (in thousands):

Deposits Outstanding

Deposit Type	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Noninterest-bearing demand	$122,923	$119,317	$120,374	$120,718	$114,088
Interest checking	48,223	49,188	48,489	48,742	50,145
Money market	91,585	86,295	88,833	83,016	81,722
Savings	27,727	28,694	28,683	29,042	29,043
Time deposits	152,942	155,553	150,487	151,465	146,500
Total deposits	$443,400	$439,047	$436,866	$432,983	$421,498

Total deposits increased by $4.4 million, or 0.99%, from Q4 2018, and by $21.9 million, or 5.20%, from Q1 2018. Noninterest bearing demand account balances were 27.72% of total deposits as of Q1 2019 compared to 27.07% as of Q1 2018. Low cost relationship deposits (checking, money market and savings) increased by $7.0 million, or 2.46%, from Q4 2018, and increased by $15.5 million, or 5.62%, from Q1 2018. Our focus on building customer relationships that provide lower cost deposits resulted in the Bank raising $5.3 million in money market accounts and reducing time deposits by $2.6 million during Q1 2019.

Capital

The Bank’s capital ratios at the indicated dates were as follows:

Bank Capital Ratios

Ratio	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Common equity tier 1	11.88%	11.70%	11.43%	11.28%	11.70%
Tier 1	11.88%	11.70%	11.43%	11.28%	11.70%
Total capital	12.63%	12.46%	12.22%	12.11%	12.61%
Tier 1 leverage	9.46%	9.15%	8.96%	9.00%	9.08%

During Q1 2019, we generated earnings of $809,000 that increased the consolidated tangible common equity to assets ratio from 7.21% as of Q4 2018 to 7.34% as of Q1 2019.

Key Operating Metrics & Outlook

At our annual shareholders meeting on May 22, 2018, we shared some operating metrics on which we focus and targets for those metrics for the end of 2019. Those metrics for the dates indicated were as follows:

Key Operating Metrics

Metrics	Y 2016	Y 2017	Y 2018	Q1 2019	Target
Commercial Banking Segment
Net Interest Income/Average Assets	3.03%	3.15%	3.38%	3.49%	>3.50%
Provision/Average Assets	-	-	-	-	<0.15%
Noninterest Income/Average Assets	0.86%	0.44%	0.46%	0.61%	>0.50%
Noninterest Expense/Average Assets	3.63%	3.28%	3.11%	3.23%	<2.90%
Mortgage Segment
Net Income Before Tax/Average Assets	0.29%	0.01%	0.02%	(0.09)%	>0.30%

Achieving the target metrics would produce a pre-tax return on average assets of 0.95% in the Commercial Banking Segment and a consolidated return on average assets of 1.25%. We would expect that to yield an after tax return on average assets of at least 1.00% and a return on average tangible common equity in excess of 12.00%.

Comments from Bill Foster, President and CEO:

“We had a good first quarter in a number of areas, but we have work to do to achieve our goals for the year.  On the positive side:

•	Consolidated net income was up 96% from the first quarter of 2018 thanks to 11.34% growth in net interest income, 13.88% growth in noninterest income and only a 2.86% growth in noninterest expense. We think this year over year comparison is the most relevant reference point given the seasonality in the mortgage and banking business, the shorter day count in the quarter and the cyclical expenses that occur in the first quarter related to our public filings, weather, tax and compensation matters.
•	Commercial loan growth continued at an attractive pace. This first quarter growth was achieved net of a $5.3 million reduction in acquisition, development and construction balances and the sale of $2 million in Small Business Administration guaranteed loan balances.

•	The net interest margin expanded by 10 basis points from Q4 2018 and nine basis points from Q1 2018 to reach 3.83%. As we have noted before, we are working hard to protect and grow our margin to help us generate a sustainable high return on equity. Our strategy and model are built on offering differentiated value to clients and being rewarded for it.
•	Low cost deposits were up nicely from Q4 2018 (+2.46%) and from a year ago (+5.62%). We are targeting higher growth than this so that we can grow earning assets more quickly without forcing margin compression.
•	Commercial Banking Segment noninterest income showed strong growth in a few areas:
o	Fee income for commercial banking depository services as we have expanded treasury management offerings and grown commercial banking relationships.
o	Interchange fees with our new credit card product for consumer and business clients.
o	We executed on our first sale of a SBA guaranteed strip producing a gain on sale. We continue to originate SBA loans at a pace that should allow selective sales of guaranteed strips in the future, when the economics make sense.
o	These gains were offset by lower overdraft fees compared to Q4 2018 and Q1 2018. We attribute this in large part to an improving economy.
•	Asset quality continued to compare favorably to our peers and continued to improve during the quarter. We were in a net recovery position for the quarter in the core commercial and consumer loan portfolio.
•	Capital ratios strengthened at the bank level, and the tangible common equity ratio improved on a consolidated basis.
•	As a result of all of this, and as disclosed earlier in this release, we performed well on three of the key operating metrics we have been targeting:
o	Commercial Segment Net Interest Income/Average Assets
o	Commercial Segment Non Interest Income/Average Assets
o	Provision Expense/Average Assets”

“We are working on achieving better results in a few areas:

•	For a variety of reasons (including the charges related to the external auditor transition, higher data processing costs for the first two months of 2019, and tax/compensation related matters that are higher in the first quarter of each year) Commercial Banking Segment noninterest expenses were elevated during the first quarter. Our target for this metric remains at 2.90% of average assets or better for the full year of 2019.
•	Consumer/residential loan balances were down slightly, and we want to see them growing. The decline has been driven by lower home equity balances on older home equity product. We are launching a new home equity campaign early in the second quarter to help reverse this trend.
•	We expect to see material improvement in Mortgage Segment earnings in the second quarter. The Mortgage Segment loss during the first quarter was actually lower than we had been anticipating thanks to a solid gain on sale margin and a lower expense base. Application volumes picked up in late February and March and have continued to hold strong in April. We successfully recruited an additional experienced loan officer who started with us in April, and we continue working to recruit additional producers.”

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank. Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank has ten branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Non-GAAP Financial Measures

The accounting and reporting polices of the Company conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. These measures include return on average tangible common equity for the consolidated entity and the commercial banking segment. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are included as tables at the end of this release.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements. For this purpose, any statement, that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements may include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals. Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.

There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to:

•	changes in assumptions underlying the establishment of allowances for loan losses, and other estimates;
•	the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;
•	the effects of future economic, business and market conditions;
•	our inability to maintain our regulatory capital position;
•	the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company;
•	changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, soundness of other financial institutions we do business with;
•	risks inherent in making loans such as repayment risks and fluctuating collateral values;
•	changes in operations of Village Bank Mortgage Corporation as a result of the activity in the residential real estate market;
•	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of FDIC insurance and other coverages;
•	exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor;
•	governmental monetary and fiscal policies;
•	changes in accounting policies, rules and practices;
•	reliance on our management team, including our ability to attract and retain key personnel;
•	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;
•	demand, development and acceptance of new products and services;
•	problems with technology utilized by us;
•	changing trends in customer profiles and behavior; and
•	other factors described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”).

Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Web site at www.sec.gov.

For further information contact Donald M. Kaloski, Jr., Executive Vice President and CFO at 804-897-3900 or dkaloski@villagebank.com.

Financial Highlights

(Dollars in thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
	(Unaudited)	*	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data
Total assets	$522,274	$514,866	$512,319	$506,352	$488,819
Investment securities	41,835	44,253	45,985	47,137	48,302
Loans held for sale	5,218	6,128	4,496	9,106	5,372
Loans, net	415,520	412,092	413,188	400,928	385,036
Deposits	443,400	439,047	436,866	432,983	421,498
Borrowings	35,335	35,327	36,819	35,479	29,931
Shareholders' equity	38,313	37,133	35,819	34,794	34,230
Book value per share	$26.64	$25.87	$24.98	$24.26	$23.87
Total shares outstanding	1,438,430	1,435,283	1,434,123	1,433,947	1,434,136

Asset Quality Ratios
Allowance for loan losses to:
Loans, net of deferred fees and costs	0.72%	0.73%	0.75%	0.79%	0.86%
Nonaccrual loans	143.25%	135.06%	150.60%	166.48%	159.11%
Nonperforming assets to total assets	0.51%	0.54%	0.51%	0.53%	0.64%

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Operating Data
Interest income	$5,709	$5,659	$5,480	$5,152	$4,777
Interest expense	1,243	1,171	1,047	924	766
Net interest income before provision for loan losses	4,466	4,488	4,433	4,228	4,011
Provision for loan losses	-	-	-	-	-
Noninterest income	1,518	1,396	1,795	1,667	1,333
Noninterest expense	4,999	4,840	4,820	5,101	4,860
Income before income tax expense	985	1,044	1,408	794	484
Income tax expense	176	188	280	153	72
Net income	809	856	1,128	641	412
Net income available to common shareholders	809	856	1,128	641	299
Earnings per share
Basic	$0.56	$0.60	$0.79	$0.45	$0.21
Diluted	$0.56	$0.60	$0.79	$0.45	$0.21

Performance Ratios
Return on average assets	0.64%	0.66%	0.87%	0.52%	0.35%
Return on average equity	8.69%	9.29%	12.56%	7.44%	4.24%
Return on average tangible equity(1)	8.69%	9.29%	12.56%	7.44%	3.52%
Net interest margin	3.83%	3.73%	3.72%	3.76%	3.74%

* Derived from audited consolidated financial statements.

(1) Non-GAAP financial measure. See GAAP to Non-GAAP financial measure reconciliation at the end of this release.

Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ROTCE
Average shareholder's equity	$37,749	$36,545	$35,642	$34,578	$39,369
Less: average preferred stock (1)	-	-	-	-	4,916
Average tangible common equity	$37,749	$36,545	$35,642	$34,578	$34,453
Net income (loss) available to common shareholders
Consolidated(2)	$809	$856	$1,128	$641	$299
Commercial Banking Segment(2)	$897	$861	$962	$567	$470
Return on Tangible Common Equity(3)
Consolidated	8.69%	9.29%	12.56%	7.44%	3.52%
Commercial Banking Segment	9.64%	9.35%	10.71%	6.58%	5.53%

(1) On March 30, 2018, the Company redeemed the remaining 5,027 shares ($5,027,000 aggregate liquidation value) of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

(2) Included in net income available to common shareholders at March 31, 2018 are preferred stock dividends of $113,000.

(3) Annualized.